Exhibit 99.1

NEWS

For Release       Immediate


Contacts          (News Media) Jim Rosensteele, SVP, Corporate Communications
                  317.817.4418
                  (Investors) Tammy Hill, SVP, Investor Relations
                  317.817.2893

                     Conseco Reports Second Quarter Results

Carmel, Ind., August 4, 2004 -- Conseco, Inc. (NYSE: CNO) today reported financial results for the quarter ended June 30, 2004. The company emerged from Chapter 11 bankruptcy on September 10, 2003. Results for periods following our emergence from Chapter 11 reflect fresh-start accounting adjustments as required by generally accepted accounting principles ("GAAP"). Accordingly, our financial results for periods following our emergence from bankruptcy are not comparable to our results prior to emergence. Activity of the company for periods after September 1, 2003 is included in the post-bankruptcy or "successor company" financial statements. Activity of the company for periods prior to September 1, 2003 is included in the pre-bankruptcy or "predecessor company" financial statements.

Operating results
For the quarter ended June 30, 2004, Conseco reported net income (after dividends on convertible exchangeable preferred stock and mandatorily convertible preferred stock) of $44.6 million, or 34 cents per diluted common share. Results for the quarter included net after-tax realized investment losses of $2.4 million, or 2 cents per share.

As previously reported, the predecessor company reported a net loss for the quarter ended June 30, 2003 of $20.6 million.

Results by segment were as follows ($ in millions):

                                                                     Successor                       Predecessor
                                                        -----------------------------------         -------------
                                                        Three Months          Three Months          Three Months
                                                            Ended                 Ended                 Ended
                                                        June 30, 2004        March 31, 2004         June 30, 2003
                                                        -------------        --------------         -------------
Earnings (loss) before taxes:
  Bankers Life                                              $ 53.7               $ 56.4                 $ 57.1
  Conseco Insurance Group                                     68.6                 60.5                   32.9
  Other Business in Run-off                                   15.6                 14.9                  (44.8)
  Corporate Operations                                       (27.5)               (39.1)                 (98.3)
  Realized gains (losses), net of related amortization,
     and venture capital income                               (3.6)                19.7                   13.8
                                                            ------               ------                 ------
     Earnings (loss) before taxes and
        discontinued operations                              106.8                112.4                  (39.3)
Tax expense (benefit)                                         38.5                 39.6                  (16.6)
                                                            ------               ------                 ------
     Income (loss) before discontinued operations             68.3                 72.8                  (22.7)
Discontinued operations, net of income taxes                   -                    -                      2.1
                                                            ------               ------                 ------
     Net income (loss)                                        68.3                 72.8                  (20.6)
Preferred stock dividends:
   10.50% Class A convertible exchangeable preferred
     stock (retired June 11, 2004)                            18.4                 22.9                    -
   5.50% Class B mandatorily convertible preferred
     stock (issued May 12, 2004)                               5.3                  -                      -
                                                            ------               ------                 ------
     Net income (loss) applicable to common stock           $ 44.6               $ 49.9                 $(20.6)
                                                            ======               ======                 ======



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
                                                                     Conseco (2)
                                                                  August 4, 2004

Pre-tax earnings from our insurance segments' operations were generally in line with our expectations for the second quarter, and included a reduction to amortization expense of $7.7 million, before tax, from the adjustment of assumptions for investment income on value of policies in force. Pre-tax earnings in our Corporate Operations segment improved from a loss of $(39.1) million in the quarter ended March 31, to a loss of $(27.5) million in the quarter ended June 30, due primarily to a reduction in interest expense and related credit agreement fees.

As previously reported, in May the company completed the offering of 50.6 million shares of common stock at $18.25 per share and $690 million of mandatorily convertible preferred stock. Also, as previously reported, on June 22 the company completed a new $800 million bank debt agreement. The company's 10.50% Class A cumulative convertible exchangeable preferred stock was redeemed in full on June 11 with a portion of the proceeds from the offerings. Results for the second quarter include preferred dividends on the Class A preferred stock of $18.4 million for the period from April 1 to June 11.

The table below compares actual second quarter results to the second quarter presented on a pro forma basis assuming that the issuance of new common and mandatorily convertible preferred stock and the completion of the new bank debt agreement occurred at the beginning of the quarter ($ in millions, except per share amounts):

                                                                                           Three Months
                                                                    Three Months               Ended
                                                                       Ended               June 30, 2004
                                                                   June 30, 2004          (pro forma) (1)
                                                                   -------------          ---------------
Earnings before taxes:
  Bankers Life                                                         $ 53.7                  $ 53.7
  Conseco Insurance Group                                                68.6                    68.6
  Other Business in Run-off                                              15.6                    15.6
  Corporate Operations                                                  (27.5)                  (20.2)
  Realized losses, net of related amortization                           (3.6)                   (3.6)
                                                                       ------                  ------
     Earnings before taxes                                              106.8                   114.1
Tax expense                                                              38.5                    41.2
                                                                       ------                  ------
     Net income                                                          68.3                    72.9
Preferred stock dividends:
  10.50% Class A convertible exchangeable preferred
     stock (retired June 11, 2004)                                       18.4                     -
   5.50% Class B mandatorily convertible preferred
     stock (issued May 12, 2004)                                          5.3                     9.5
                                                                       ------                  ------
     Net income applicable to common stock                             $ 44.6                  $ 63.4
                                                                       ======                  ======

Earnings per common share:
  Basic:
     Weighted average shares outstanding                          127,048,000             150,715,000
     Net income                                                          $.35                    $.42
                                                                          ===                     ===

Earnings per common share:
  Diluted:
     Weighted average shares outstanding                          146,992,000             187,373,000
     Net income                                                          $.34                    $.39
                                                                          ===                     ===

(1) The pro forma financial information presented above is presented to give effect to the following events as if they had occurred on April 1, 2004:

     o the completion of Conseco's recapitalization, including its $800 million bank debt refinancing, the issuance of 50,600,000 shares of its common stock at $18.25 per share and 27,600,000 shares of its 5.50% Class B mandatorily convertible preferred stock at $25 per share.


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
                                                                     Conseco (3)
                                                                  August 4, 2004

     o the use of net proceeds from the new bank debt and common and mandatorily convertible preferred stock offerings, totaling approximately $2.34 billion, to: (1) redeem all of the issued and outstanding Class A cumulative convertible exchangeable preferred stock; and (2) repay all of the $1.3 billion existing senior bank debt.

     The pro forma data are based on available information and on assumptions we believe are reasonable. The pro forma data are provided for informational purposes only and should not be construed to be indicative of our consolidated results of operations had these transactions been consummated on the dates assumed, and do not in any way represent a projection or forecast of our consolidated results of operations for or as of any future period or date.


Supplemental health product loss ratios
Loss ratios on major supplemental health lines of business in each of our segments were as follows:

                                                                  Successor                              Predecessor
                                                    ---------------------------------------             -------------
                                                    Three Months              Three Months              Three Months
                                                        Ended                     Ended                     Ended
                                                    June 30, 2004            March 31, 2004             June 30, 2003
                                                    -------------            --------------             -------------
Bankers Life segment:
Medicare Supplement:
  Earned premium                                    $161 million              $162 million               $159 million
  Loss ratio                                              69.04%                    65.56%                     66.01%

Long-Term Care:
  Earned premium                                    $133 million              $131 million               $125 million
  Loss ratio                                              89.12%                    89.26%                     81.66%
  Interest-adjusted loss ratio(a)                         62.39%                    62.86%                     64.80%

Conseco Insurance Group segment:
Medicare Supplement:
  Earned premium                                     $94 million               $96 million                $96 million
  Loss ratio                                              62.87%                    61.10%                     65.72%

Specified Disease:
  Earned premium                                     $92 million               $90 million                $92 million
  Loss ratio                                              64.35%                    70.15%                     77.77%

Other Business in Run-off segment:
  Earned premium                                    $101 million              $103 million               $148 million
  Loss ratio                                              95.19%                    98.06%                    126.03%
  Interest-adjusted loss ratio(a)                         49.44%                    59.99%                    101.91%

(a) Calculated as the product's: (i) insurance policy benefits less interest income on the accumulated assets which back the insurance liabilities; divided by (ii) earned premium.


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
                                                                     Conseco (4)
                                                                  August 4, 2004

Collected premiums
Collected premiums in each of our operating segments by product line were as follows ($ in millions):

                                                                  Successor                              Predecessor
                                                    ---------------------------------------             -------------
                                                    Three Months              Three Months              Three Months
                                                        Ended                     Ended                     Ended
                                                    June 30, 2004            March 31, 2004             June 30, 2003
                                                    -------------            --------------             -------------
Bankers Life segment:
  Annuity products                                      $230.4                    $177.3                    $289.0
  Supplemental health products                           299.0                     303.2                     289.5
  Life products                                           33.3                      37.8                      38.3
                                                        ------                    ------                    ------
  Total collected premiums                              $562.7                    $518.3                    $616.8
                                                        ======                    ======                    ======

Conseco Insurance Group segment:
  Annuity products                                      $ 15.9                    $ 13.4                    $ 24.7
  Supplemental health products                           181.8                     190.9                     200.5
  Life products                                           90.2                     101.8                     101.0
                                                        ------                    ------                    ------
  Total collected premiums                              $287.9                    $306.1                    $326.2
                                                        ======                    ======                    ======

Other Business in Run-off segment:
  Long-term care products                                $92.1                     $98.6                    $100.5
  Major medical products                                   5.4                       6.0                      63.0

Earnings guidance and outlook
We expect net income applicable to common stock for the year ended December 31, 2004 to be in the range of $210 million to $220 million. Our earnings guidance is based on numerous assumptions and factors. If they prove incorrect, our actual earnings could differ materially from our estimates (see note on forward-looking statements below). Our guidance excludes any impact from realized investment gains or losses. Our guidance for 2004 reflects the interest expense and preferred dividend savings expected during the second half of 2004 from our completed recapitalization. The table below compares the components of our actual results for the first half and our guidance for the second half of 2004 ($ in millions).

                                                      (Actual)                (Guidance)                   (Guidance)
                                                  Six months ended          Six months ended               Year Ended
                                                    June 30, 2004           December 31, 2004           December 31, 2004
                                                    -------------           -----------------           -----------------
Earnings before realized gains,
  corporate interest expense, and taxes                 $249                   $250 - $265                $499 - $514
Corporate interest expense                               (46)                          (23)                       (69)
                                                        ----                   -----------                -----------
Earnings before realized gains
  and taxes                                              203                     227 - 242                  430 - 445
Taxes                                                     72                      82 -  87                  154 - 159
                                                        ----                   -----------                -----------
Earnings before realized gains                           131                     145 - 155                  276 - 286
Preferred stock dividends:
  10.50% Class A convertible exchangeable preferred
     stock (retired June 11, 2004)                        42                             -                         42
   5.50% Class B mandatorily convertible preferred
     stock (issued May 12, 2004)                           5                            19                         24
                                                        ----                   -----------                -----------
Earnings applicable to common stock
  before realized gains                                 $ 84                   $126 - $136                $210 - $220
Realized investment gains, net of tax                     10
                                                        ----
Net income applicable to common stock                   $ 94
                                                        ====


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
                                                                     Conseco (5)
                                                                  August 4, 2004

Comments from CEO Bill Shea
"We are very pleased to have accomplished several key objectives during the second quarter:

     o Our recapitalization reduced our debt-to-total-capital ratio to 20%, which gives us a solid balance sheet on which to grow our business going forward.

     o The recapitalization also reduced our annualized, after-tax cost of interest and preferred dividends by approximately $90 million.

     o We received upgrades on the ratings of our corporate debt and key insurance companies' financial strength. On June 25, A.M. Best upgraded the financial strength ratings of our key insurance subsidiaries by two notches from B ("Fair") to B++ ("Very Good").

     o The operating earnings of our insurance segments increased during the quarter, including the aforementioned reduction to amortization expense from the adjustment of assumptions.

Our statutory-basis results continued to be consistent with our expectations:

     o Our consolidated statutory earnings (before realized investment gains and before interest expense paid to the parent company on surplus notes) (a non-GAAP measure) were an estimated $125 million for the six months ended June 30, 2004, compared to $5 million for the same period in 2003.

     o Our consolidated Company Action Level risk-based capital (RBC) ratio (a non-GAAP measure) was an estimated 315% at June 30, 2004, up from 297% at March 31, 2004 and 287% at year-end 2003.

"Second quarter new annualized premium sales of supplemental health and life products at Bankers Life continued to be in line with our operating plan and totaled $47 million, up 7% from 2Q03. Sales of supplemental health and life products at Conseco Insurance totaled approximately $18 million, down 27% from 2Q03, driven primarily by a $6 million decrease in Medicare supplement sales through independent agents. First-year annuity deposits for the quarter were $230.4 million and $9.0 million at Bankers Life and Conseco Insurance Group, respectively.

"During the second quarter, we continued to make progress on our other major operating initiatives for 2004:

     o Expanding our career agent segment (Bankers Life) into new geographic markets. Bankers has opened 21 new branches so far this year, bringing the total number of branch offices to 155, and has also improved the quality of leadership at certain under-performing branches by replacing branch managers.

     o Further reducing operating expenses and improving the efficiency of our operations. Operating expenses for the first six months of 2004 were in line with our plan, and we are making significant progress on our multi-year systems simplification effort.

     o Continuing our focus on the acquired blocks of long-term care business in the Other Business in Run-off segment. This business is continuing to perform within our expectations, thanks to the work of the team we have dedicated to managing its runoff.

                                    - more -

                                                                     Conseco (6)
                                                                  August 4, 2004

"Completion of our recapitalization allows us to focus all of our efforts on our primary strategic goal, which is to become a premier insurance company serving middle-income Americans throughout their working careers and retirement. We believe we can achieve that goal by capitalizing on what we believe to be our key advantages:

     o A valuable franchise uniquely focused on the growing senior and middle-income markets

     o    A diverse and relevant product portfolio

     o    A diverse distribution network

     o    A very strong balance sheet

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements contain forward-looking statements, within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) the potential adverse impact of our predecessor's Chapter 11 petition on our business operations, and relationships with our customers, employees, regulators, distributors and agents; (ii) our ability to operate our business under the restrictions imposed by our senior bank credit facility or future credit facilities; (iii) our ability to improve the financial strength ratings of our insurance company subsidiaries and the impact of prior rating downgrades on our business; (iv) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (v) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the market value of our investments, and the lapse rate and profitability of policies; (vi) our ability to achieve anticipated expense reductions and levels of operational efficiencies; (vii) customer response to new products, distribution channels and marketing initiatives; (viii) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (ix) performance of our investments; (x) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; (xi) increasing competition in the sale of insurance and annuities; (xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, including the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xiii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; and (xiv) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.



                                - Tables Follow -

                                                                     Conseco (7)
                                                                  August 4, 2004

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                                                                                       Successor
                                                                                             --------------------------------
                                                                                              June 30,           December 31,
                                                                                                2004               2003
                                                                                                ----               ----
                                                                                             (unaudited)
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       June 30, 2004 - $20,583.6; December 31, 2003 - $19,470.7).........................     $20,492.3         $19,840.1
     Equity securities at fair value (cost: June 30, 2004 - $69.0;
       December 31, 2003 - $71.8)........................................................          72.4              74.5
     Mortgage loans......................................................................       1,109.1           1,139.5
     Policy loans........................................................................         477.8             503.4
     Trading securities..................................................................         899.8             915.1
     Other invested assets ..............................................................         168.1             324.1
                                                                                              ---------         ---------

       Total investments.................................................................      23,219.5          22,796.7

Cash and cash equivalents:
     Unrestricted........................................................................         865.1           1,228.7
     Restricted..........................................................................          12.9              31.9
   Accrued investment income.............................................................         310.9             315.5
Value of policies in force at the Effective Date.........................................       2,886.0           2,949.5
Cost of policies produced................................................................         256.6             101.8
Reinsurance receivables..................................................................         925.4             930.5
Income tax assets........................................................................          12.5              24.6
Goodwill.................................................................................         873.1             952.2
Other intangible assets..................................................................         151.4             155.2
Assets held in separate accounts.........................................................          33.6              37.7
Other assets.............................................................................         388.7             395.8
                                                                                              ---------         ---------

       Total assets......................................................................     $29,935.7         $29,920.1
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance and asset accumulation products:
       Interest-sensitive products........................................................    $12,417.2         $12,480.4
       Traditional products...............................................................     11,473.3          11,431.8
       Claims payable and other policyholder funds........................................        907.5             892.3
       Liabilities related to separate accounts...........................................         33.6              37.7
     Other liabilities....................................................................        590.6             573.0
     Investment borrowings................................................................        548.8             387.3
     Notes payable - direct corporate obligations.........................................        790.0           1,300.0
                                                                                              ---------         ---------

           Total liabilities..............................................................     26,761.0          27,102.5
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Preferred stock......................................................................        667.8             887.5
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and
       outstanding: June 30, 2004 - 150,715,772; December 31, 2003 - 100,115,772).........          1.5               1.0
     Additional paid-in-capital...........................................................      2,531.3           1,641.9
     Accumulated other comprehensive income (loss)........................................       (188.9)            218.7
     Retained earnings....................................................................        163.0              68.5
                                                                                              ---------         ---------


         Total shareholders' equity.......................................................      3,174.7           2,817.6
                                                                                              ---------         ---------

         Total liabilities and shareholders' equity ......................................    $29,935.7         $29,920.1
                                                                                              =========         =========


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
                                                                     Conseco (8)
                                                                  August 4, 2004

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                                    Successor         Predecessor
                                                                                   ------------      ------------
                                                                                   Three months      Three months
                                                                                      ended              ended
                                                                                     June 30,           June 30,
                                                                                       2004               2003
                                                                                       ----               ----
Revenues:
    Insurance policy income.....................................................     $  737.0           $  813.9
    Net investment income:
       General account assets...................................................        318.4              348.6
       Policyholder and reinsurer accounts......................................        (14.8)              41.5
       Venture capital income related to investment in
         AT&T Wireless Services, Inc............................................          -                  6.0
    Net realized investment gains (losses)......................................         (5.6)               7.2
    Fee revenue and other income................................................          4.5               12.9
                                                                                     --------           --------

       Total revenues...........................................................      1,039.5            1,230.1
                                                                                     --------           --------

Benefits and expenses:
    Insurance policy benefits...................................................        666.5              872.6
    Provision for losses........................................................          -                 15.8
    Interest expense (contractual interest of $97.2 for the three
       months ended June 30, 2003)..............................................         23.1               73.5
    Amortization................................................................         82.3              138.6
    Gain on extinguishment of debt..............................................         (2.8)               -
    Other operating costs and expenses..........................................        163.6              154.5
    Reorganization items........................................................          -                 14.4
                                                                                     --------           ---------

       Total benefits and expenses..............................................        932.7            1,269.4
                                                                                     --------           --------

       Income (loss) before income taxes and discontinued operations............        106.8              (39.3)

Income tax expense (benefit) on period income (loss)............................         38.5              (16.6)
                                                                                     --------           --------

       Income (loss) before discontinued operations.............................         68.3              (22.7)

Discontinued operations, net of income taxes....................................          -                  2.1
                                                                                     --------           --------

       Net income (loss)........................................................         68.3              (20.6)

Preferred stock dividends.......................................................         23.7                -
                                                                                     --------           --------

       Net income (loss) applicable to common stock.............................     $   44.6           $  (20.6)
                                                                                     ========           ========


Earnings per common share:
     Basic:
       Weighted average shares outstanding......................................  127,048,000
                                                                                  ===========

       Net income...............................................................         $.35
                                                                                         ====

     Diluted:
       Weighted average shares outstanding......................................  146,992,000
                                                                                  ===========

       Net income...............................................................         $.34
                                                                                         ====

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
                                                                     Conseco (9)
                                                                  August 4, 2004

                         CONSECO, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF OPERATIONS, continued
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                                   Successor          Predecessor
                                                                                   ----------         -----------
                                                                                   Six months         Six months
                                                                                     ended               ended
                                                                                    June 30,            June 30,
                                                                                      2004                2003
                                                                                      ----                ----
Revenues:
    Insurance policy income.....................................................    $1,485.4            $1,687.5
    Net investment income:
       General account assets...................................................       630.4               695.9
       Policyholder and reinsurer accounts......................................          .9                18.4
       Venture capital income related to investment in
          AT&T Wireless Services, Inc...........................................         -                   8.5
    Net realized investment gains...............................................        21.5                30.5
    Fee revenue and other income................................................        11.9                26.5
                                                                                    --------            --------

       Total revenues...........................................................     2,150.1             2,467.3
                                                                                    --------            --------

Benefits and expenses:
    Insurance policy benefits...................................................     1,386.2             1,731.3
    Provision for losses........................................................         -                  31.1
    Interest expense (contractual interest of $194.8 for the six
       months ended June 30, 2003)..............................................        52.2               147.1
    Amortization................................................................       180.5               296.6
    Gain on extinguishment of debt..............................................        (2.8)                -
    Other operating costs and expenses..........................................       314.8               315.5
    Reorganization items........................................................         -                  32.5
                                                                                    --------            --------

       Total benefits and expenses..............................................     1,930.9             2,554.1
                                                                                    --------            --------

       Income (loss) before income taxes and discontinued operations............       219.2               (86.8)

Income tax expense (benefit) on period income (loss)............................        78.1               (31.2)
                                                                                    --------            --------

       Income (loss) before discontinued operations.............................       141.1               (55.6)

Discontinued operations, net of income taxes....................................         -                  16.0
                                                                                    --------            --------

       Net income (loss)........................................................       141.1               (39.6)

Preferred stock dividends.......................................................        46.6                 -
                                                                                    ---------           --------

       Net income (loss) applicable to common stock.............................    $   94.5            $  (39.6)
                                                                                    ========            ========


Earnings per common share:
     Basic:
       Weighted average shares outstanding......................................  113,582,000
                                                                                  ===========

       Net income...............................................................         $.83
                                                                                         ====

     Diluted:
       Weighted average shares outstanding......................................  123,790,000
                                                                                  ===========

       Net income...............................................................         $.81
                                                                                         ====


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